Exhibit 10.12

OMNIVISION TECHNOLOGIES, INC.

EXECUTIVE OFFICER PROFIT SHARING/BONUS PLAN

1. Purpose

The Executive Officer Profit Sharing/Bonus Plan (“Plan”) intends to align executive officer incentives and rewards with OmniVision Technologies, Inc.’s (the “Company”) profitability and individual performance. The objectives of the Plan are:

•	To attract top executive talent who will actively participate in the Company’s operations supporting financial and operational goals.

•	To motivate and reward executive officers with compensation that is directly related to the Company’s profitability and individual performance achievements.

•	To help retain executive officers with the Company through the sharing of the Company’s financial success with such executive officers.

2. Eligibility

All executive officers of the Company who are employed by the Company for the entire performance period.

3. Profit Sharing Bonus

A. Performance Period: Fiscal quarter, or such other period as may be determined by the Compensation Committee of the Company’s Board of Directors (the “Plan Administrator”).

B. Plan Payments: The total profit sharing/bonus payments from the Plan for each Performance Period will be based on a percentage of pre-tax profits recommended by the President and Chief Executive Officer and approved by the Plan Administrator.

C. Profit Sharing/Bonus Pool Distribution: A percentage of the Company’s entire profit sharing/bonus pool (including the profit sharing/bonus pool for non-executive officer employees) determined by the Plan Administrator will be allocated for distribution to the participating executive officers of the Company.

D. Performance Measurements: The Plan Administrator will measure individual performance, or, simply recognize individual achievements at the end of each performance period without pre-setting goals and objectives.

E. Individual Profit Sharing/Bonus: Individual profit sharing/bonus awards are determined by the Plan Administrator, based on each participating executive officer’s individual performance achievements.

1	Executive Officer Profit Sharing Plan

4. Distribution: Unless determined otherwise by the Plan Administrator, profit sharing/bonuses are payable, net of any applicable withholdings, in cash within two months following the close of the applicable performance period. A portion of the cash profit sharing/bonus may be deferred into a Company retirement and savings plan (e.g., 401(k), non-qualified, deferred compensation plan, etc.) as specified by the executive officer and in accordance with the benefit plan provisions.

5. Employment Termination: An executive officer will not earn any profit sharing/bonus under this Plan until the profit sharing/bonus is distributed and, except as provided in a separate agreement between the executive officer and the Company, will forfeit all rights to a profit sharing/bonus in the event his or her employment with the Company terminates, voluntarily or involuntarily (or by death or disability), prior to the distribution of the profit sharing/bonus award.

6. Authority

A. All profit sharing/bonuses shall be made by the Plan Administrator.

B. The Plan Administrator has sole authority to make any modifications or decisions regarding Plan policy and administration.

C. The Plan Administrator is responsible for determining the amounts available to be paid out under the Plan and the allocation of such amounts.

D. The Plan Administrator is responsible for directing the administration of the Plan.

E. The Plan Administrator can terminate this Plan at any time.

7. Administration

A. Human Resources is responsible for communicating Plan provisions to participating executive officers.

B. The President and Chief Executive Officer will collect and summarize profit sharing/bonus recommendations and present the total recommended payout to the Plan Administrator for final approval.

C. After approval by the Plan Administrator, the profit sharing/bonus payments are processed and distributed in accordance with the Company’s standard payroll procedures.

D. The Controller is responsible for all accounting related to profit sharing/bonus accrual and subsequent distribution.

2	Executive Officer Profit Sharing Plan